                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      PATRIOT AMERICAN HOSPITALITY, INC.

  Patriot American Hospitality, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

    1. The name of the Corporation is Patriot American Hospitality, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 27, 1983 (the "Original Certificate of Incorporation"). The name under which the Corporation filed the Original Certificate of Incorporation was Bay Meadows Realty Enterprises, Inc. The name of the Corporation was changed to California Jockey Club on March 31, 1983, by way of amendment to the Original Certificate of Incorporation. An Amended and Restated Certificate of Incorporation (the "Second Certificate") was filed with the Secretary of State of the State of Delaware on July 1, 1997, pursuant to which, among other things, the name of the Corporation was changed to Patriot American Hospitality, Inc.

    2. This Amended and Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the provisions of the Second Certificate, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, as amended from time to time (the "DGCL"), and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

    3. The text of the Second Certificate, as amended to date, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                      I.

                                     Name

  The name of the corporation is Patriot American Hospitality, Inc.

                                      II.

                                   Purposes

  The nature of business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act for which corporations may be organized under the DGCL.

                                     III.

                               Registered Office

  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                      IV.

                                 Capital Stock

  The Corporation shall have the authority to issue 650,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), 750,000,000 shares of excess stock, par value $.01 per share (the "Excess

Stock"), and 100,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

  A. Common Stock.

  1. Voting Rights. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of stockholders.

  2. Dividend Rights. Subject to the rights of holders of Preferred Stock and subject to any other provisions of this Certificate or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time.

  3. Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be taken in lieu of such a meeting only by a unanimous written consent of the stockholders signed by each stockholder entitled to vote on the matter.

  B. Preferred Stock.

  1. The Preferred Stock may be issued from time to time in one or more series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors, or any duly authorized committee thereof, is expressly authorized to fix or establish the basis for determining:

    a. The annual or other periodic dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

    b. The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

    c. The obligation, if any, of the Corporation to purchase and retire or redeem shares of such series as a sinking fund or otherwise, and the terms and conditions of any such redemption;

    d. The designation and maximum number of shares of such series issuable;

    e. The right to vote, if any, with holders of shares of any other class or series, either generally or as a condition to specified corporate action;

    f. The amount payable upon shares in the event of involuntary liquidation;

    g. The amount payable upon shares in the event of voluntary liquidation;

    h. The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation, or to exchange such shares for other securities or assets, and the terms and conditions of any such conversion or exchange; and

    i. Such other rights as may be specified by the Board of Directors and not prohibited by law.

  C. Restrictions on Ownership and Transfer of Equity Stock.

  1. Definitions. For purposes of this Article IV, the following terms shall have the meanings set forth below:

    "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such Person, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such Person through the application of the constructive ownership rules of
  Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h)(l)(B) of the Code, and
  (iii) the number of shares of Equity Stock which such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided however, that for the purposes of calculating the foregoing, no share shall be counted more than once. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

    "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
  (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (D)(4) of this Article IV.

    "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

    "Equity Stock" shall mean Common Stock and Preferred Stock of the
  Corporation.

    "Look-Through Entity" shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code as modified by Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

    "Look-Through Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 9.8% of the number of outstanding shares of such Equity Stock.

    "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for paired shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under Section 2(e) of the Pairing Agreement by the value of a paired share most recently determined under
  Section 2(e) of the Pairing Agreement (the "Valuation Percentage").

    "Non-Transfer Event" shall mean an event (other than a purported Transfer) that would (a) cause any Person (other than a Look-Through Entity) to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (b) cause any Look-Through Entity to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit, (c) result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of
  Section 856(a)(5) of the Code, (d) result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code, or (e) cause Patriot REIT to Constructively Own 10% or more of the ownership interest in a tenant of Patriot REIT's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code. Non-Transfer Events include but are not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock that results in changes in Beneficial Ownership or Constructive Ownership of shares of Equity Stock.

    "Ownership Limit" shall mean, with respect to any class or series of Equity Stock, 8.0% of the number of outstanding shares of such class or series of Equity Stock. For purposes of computing the percentage of shares of any class or series of Equity Stock of the Corporation that is Beneficially Owned by any Person, any shares of Equity Stock of the Corporation which are deemed to be Beneficially Owned by such Person pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. "Pairing Agreement" shall mean the Pairing Agreement, dated as of February 17, 1983, by and between Bay Meadows Realty Enterprises, Inc. (the predecessor of California Jockey
  Club) and Bay Meadows Operating Company, as amended from time to time in accordance with the provisions thereof.

    "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (D)(8) of this
  Article IV.

    "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is defined for purposes of Rule 13d-5 of the Exchange Act.

    "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from being or becoming the owner of record title to shares of Equity Stock by the provisions of Section (D)(1) of this Article IV.

    "Restriction Termination Date" shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code as a real estate investment trust (a "REIT").

    "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if shares of Equity Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

    "Trust" shall mean any separate trust created and administered in accordance with the terms of Section D of this Article IV, for the exclusive benefit of any Beneficiary.

    "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof. The Trustee shall be designated by the Corporation and Patriot American Hospitality Operating Company (the "Operating Company") in accordance with the Pairing Agreement.

  2. Restriction on Ownership and Transfer.

  a. Except as provided in Section (C)(4) of this Article IV, until the Restriction Termination Date, (i) no Person (other than a Look-Through Entity) shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and no Look-Through Entity shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Look-Through Ownership Limit, (ii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Person (other than a Look-Through Entity) Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock, and (iii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Look-Through Entity Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock.

  b. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

  c. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary"), within the meaning of
Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

  d. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of
Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

  3. Owners Required to Provide Information. Until the Restriction Termination
Date:

    a. Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request to ensure compliance with the restrictions in this Section C of this Article IV.

    b. Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit or the Look-Through Ownership Limit, as the case may be.

  4. Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Sections (C)(2)(b) through (d) of this
Article IV would not be violated, may exempt a Person from the Ownership Limit or Look-Through Ownership Limit , provided that (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in the real property of a tenant of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code and (B) such Person agrees in writing that any violation or attempted violation of the Ownership Limit or Look-Through Ownership Limit will result in the conversion of such shares into shares of Excess Stock pursuant to Section (D)(1) of this Article IV.

  5. New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

  D. Excess Stock.

  1. Conversion into Excess Stock.

  a. If, notwithstanding the other provisions contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than a Look-Through Entity) would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or such that any Person that is a Look-Through Entity would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit, then, (i) except as otherwise provided in Section (C)(4) of this Article IV, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as the case may be, (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (D)(4) of this Article IV and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

  b. If, notwithstanding the other provisions contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall be deemed to be a Prohibited Owner and shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (D)(4) of this Article IV and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

  c. Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

  2. Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section (C)(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section (C)(2) of this Article IV, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

  3. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section (C)(2) of this Article IV, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

  4. Ownership in Trust. Upon any Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section (D)(1) of this Article IV, such Excess Stock shall be automatically transferred to a Trust to be held for the exclusive benefit of the Beneficiary. The Corporation and the Operating Company shall name a Beneficiary for each Trust pursuant to the terms of the Pairing Agreement. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

  5. Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Article IV, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

  6. Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price per paired share multiplied by the most recent Valuation Percentage) and, in the case of a Non-Transfer Event or Transfer in which the

Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

  7. Voting Rights. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such shares of Excess Stock, and the Prohibited Owner shall be deemed to have given, as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion of the shares of Equity Stock into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, an irrevocable proxy to the Trustee to vote the shares of Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

  8. Designation of Permitted Transferee.

  a. The Trustee shall have the exclusive and absolute right to designate one or more Permitted Transferees of any and all shares of Excess Stock if the Corporation fails to exercise its option with respect to such shares pursuant to Section (D)(10) hereof within the time period set forth therein. As soon as practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the shares of Excess Stock, the Trustee shall designate any one or more Persons as Permitted Transferees; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section (C)(2) of this Article IV and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV.

  b. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section (D)(8), the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock.

  c. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section (D)(9) of this Article IV.

  d. If the Transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the transfer restrictions set forth in Section
(C)(2) of this Article IV, such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock.

Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article IV shall apply to such shares, including, without limitation, the provisions of Sections (D)(8) through (D)(10) with respect to any future Transfer of such shares by the Trust.

  9. Compensation to Record Holder of Shares of Equity Stock that are Converted into Shares of Excess Stock. Any Prohibited Owner shall be entitled (following discovery of the shares of Excess Stock and subsequent designation of the Permitted Transferee in accordance with Section (D)(8) of this Article IV or following the acceptance of the offer to purchase such shares in accordance with Section (D)(10) of this Article IV) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i) (a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (b) in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer or (ii) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with this Section (D)(9) or Section (D)(10) of this Article IV. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section (D)(9) shall be distributed to the Beneficiary in accordance with the provisions of Section (D)(8) of this Article IV. Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section D of this Article IV by, such Trustee or the Corporation.

  10. Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of
(a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date on which the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in shares of Excess Stock previously has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section
(D)(3) of this Article IV.

  E. Preemptive Rights. No holder of shares of any class or series of capital stock shall as such holder have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such capital stock or (iii) any obligations convertible into any such capital stock or into warrants, rights or options to purchase any such capital stock.

  F. Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the requirements of the Pairing Agreement and with the restrictions set forth in Section C of this Article IV.

  G. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section
(C)(1) of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

  H. Legend. Each certificate for shares of Equity Stock shall bear the following legend:

    "The shares of Patriot American Hospitality, Inc. and Wyndham International, Inc. represented by this combined certificate are subject to restrictions in the respective Amended and Restated Certificates of Incorporation of each company which prohibit (a) any Person (other than a Look-Through Entity) (as such terms are defined in the respective Amended and Restated Certificates of Incorporation of each company) from Beneficially Owning or Constructively Owning (as these terms are defined in the respective Amended and Restated Certificates of Incorporation of each company) in excess of 8.0% of the number of outstanding shares of any class or series of Equity Stock (as that term is defined in the respective Amended and Restated Certificates of Incorporation of each company), (b) any Look-Through Entity from Beneficially Owning or Constructively Owning in excess of 9.8% of the number of outstanding shares of any class or series of Equity Stock, (c) any Person from acquiring or maintaining any ownership interest in the stock of either company that is inconsistent with
  (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) Article IV of the respective Amended and Restated Certificates of Incorporation of each company and (d) any transfer of shares of any class or series of Equity Stock of either company that are paired pursuant to the Pairing Agreement, dated as of February 17, 1983, between the two companies, as amended from time to time in accordance with the provisions thereof (the "Pairing Agreement"), except in combination with an equal number of shares of the other company in accordance with the respective Amended and Restated Bylaws of each company and the Pairing Agreement, copies of which are on file with the transfer agent named on the face hereof, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions.

    Patriot American Hospitality, Inc. and Wyndham International, Inc. will furnish without charge to each stockholder who so requests a copy of the relevant provisions of the respective Amended and Restated Certificates of Incorporation and the respective Amended and Restated Bylaws of each company, a copy of the Pairing Agreement and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that each company is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of either company or to the transfer agent named on the face hereof."

  I. Severability. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                      V.

                                   Directors

  A. General Powers. Except as otherwise expressly provided in this Certificate, the property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Bylaws or this Certificate, all of the powers of the Corporation shall be vested in such Board.

  B. Number of Directors. The number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors. A director need not be a stockholder of the Corporation.

  C. Terms of Directors. The directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

  Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificates of designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section C of this Article V.

  During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Certificate, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

  D. Removal of Directors. Subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at an election of directors. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Certificate, "cause," with respect to the removal of any director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or
(v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such director and a material injury to the Corporation.

  E. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

  F. Cooperation and Coordination with Patriot American Hospitality Operating Company.

  1. Definitions. For the purposes of this Section F Article V the following terms shall have the meanings set forth below:

    "Change of Control" shall mean the occurrence, with respect to either OPCO or the Corporation, of any one of the following events (OPCO and the Corporation being referred to below, as the case may be, as the "Company"):

      a. any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any trustee fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote generally in an election of the Company's Board of Directors (the "Voting Securities") or (B) the then outstanding Paired Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

      b. (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, solely as a result of their capacity as such, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

    Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Paired Shares or other Voting Securities outstanding, increases (x) the proportionate number of Paired Shares beneficially owned by any person to 50% or more of the Paired Shares then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Paired Shares or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction) and whose ownership immediately thereafter shall equal or exceed the amounts set forth in clauses (x) or
  (y), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

    "Change in Patriot's Line of Business" shall mean an action by the Corporation or Patriot OP (as hereinafter defined) with respect to the Corporation's or Patriot OP's business that results in the consolidation for financial reporting purposes of the results of operations of Patriot with those of any business activity other than hospitality and hospitality-related businesses, the gaming business and any other business in which the Corporation or Patriot OP is engaged as of the date of this Certificate.

    "Cooperation Agreement" shall mean the Cooperation Agreement to be entered into by and between the Corporation and OPCO in connection with the Merger.

    "Issuance of Paired Equity" means a private or public offering, sale, issuance or delivery of, or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities of OPCO (including, without limitation, indebtedness having the right to vote, indebtedness convertible into any equity of any class or any other securities) or limited partnership interests or units of Patriot American Hospitality Operating Partnership, L.P. ("OPCO OP")), or equity equivalents of either (including, without limitation, stock appreciation rights), if it is contemplated that such stock or other securities, or any securities underlying such stock or other securities, would or could be paired with Patriot Stock (as defined in the Merger Agreement) or any other securities of the Corporation, or, in the case of limited partnership interests or units of OPCO OP, it is contemplated that such interests or units would or could be economically (or otherwise) "paired" (even if not pursuant to the Pairing Agreement) with the limited partnership interests or units of Patriot American Hospitality Partnership, L.P. ("Patriot OP"). Issuance of Paired Equity shall also mean (A) the related issuance by the Corporation or Patriot OP of the securities of the Corporation or Patriot OP which are paired with the securities of OPCO or OPCO OP and (B) any reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, repurchase or redemption of shares, change in corporate structure or the like in which the outstanding Paired Shares would be increased, decreased, changed into or exchanged for a different number or kind of Paired Shares or other paired securities.

    "Issuance of Unpaired Equity" means, in the case of OPCO, a public or private offering, sale, issuance, delivery or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any or all securities described in the immediately preceding definition of "Issuance of Paired Equity" if it is contemplated that such stock or other securities, and any securities underlying such stock or other securities, would not or could not be paired with Patriot Stock (as defined in the Merger Agreement) or any other securities of Patriot or, in the case of limited partnership interests or units of OPCO OP, it is contemplated that such interests or units would not or could not economically (or otherwise) be "paired" with the limited partnership interests or units of Patriot OP. "Issuance of Unpaired Equity" means, in the case of the Corporation, a public or private offering, sale, issuance or delivery of, or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any stock of any class or any other debt or equity securities of the Corporation (including, without limitation, indebtedness having the right to vote and indebtedness convertible into any equity of any class or any other securities) or limited partnership interests or units of Patriot OP, or equity equivalents of either (including, without limitation, stock appreciation rights), if it is contemplated that such stock or other securities, and any securities underlying such stock or other securities, would not or could not be paired with OPCO Stock (as defined in the Merger Agreement) or any other securities of OPCO or, in the case of limited partnership interests or units of Patriot OP, it is contemplated that such interests or units would not or could not be economically (or otherwise) "paired" (even if not pursuant to the Pairing Agreement) with the limited partnership interests or units of OPCO OP.

    "Merger" shall mean the merger of the Corporation and Wyndham Hotel Corporation, a Delaware corporation ("Wyndham"), pursuant to an Agreement and Plan of Merger dated as of April 14, 1997 (the "Merger Agreement"), in which the Corporation and Wyndham agreed to engage in a business combination pursuant to which Wyndham will merge with and into the Corporation with the Corporation being the surviving corporation.

    "OPCO" shall mean Wyndham International, Inc. (formerly known as Patriot American Hospitality Operating Company).

    "Paired Shares" or "Paired Equity" shall mean, immediately following the Merger, the shares of common stock, par value $.01 per share, of the Corporation and the shares of common stock, par value $.01 per share, of OPCO, which are paired and transferable and traded only in combination as a single unit on the New York Stock Exchange (together, the "Paired Shares" or "Paired Equity").

  2. Establishment of Cooperation Committee. The Corporation shall establish with OPCO, as promptly as practicable following the closing of the Merger and thereafter to continue in effect, a committee (the "Cooperation Committee") consisting of (i) the Chairman of the Corporation's Board of Directors (who shall be the Chairman of the Cooperation Committee), (ii) the Chairman of OPCO's Board of Directors, (iii) a designee of the Corporation's Board of Directors reasonably acceptable to OPCO (who shall serve at the pleasure of the Corporation's Board of Directors and may be removed and replaced at any time) and (iv) the President of OPCO. The Cooperation Committee will normally consider and propose the agenda listing the matters to be considered at any joint meeting of the Boards of Directors of the Corporation and OPCO, subject to the right of a Board member to request consideration of additional matters. The Cooperation Committee shall establish such procedures for the conduct of its business as it shall deem appropriate from time to time.

  3. Corporate Matters Categories. All matters to be considered by the Corporation's Board of Directors, and all matters related thereto, except (i) a Change in Patriot's Line of Business and (ii) Issuances of Paired Equity and Issuances of Unpaired Equity, shall be classified into the most appropriate of the following three categories:

    a. Routine corporate governance matters, such as approval and retention of independent accountants, the fixing of employee compensation and other like matters (each, a "Category 1 Matter");

    b. All other matters, other than a Change of Control and the removal of the Chairman or Chief Executive Officer of the Corporation and, after the third anniversary of the Merger, all other matters (including a Change of Control) other than the removal of the Chairman or Chief Executive Officer of the Corporation (each, a "Category 2 Matter"); and

    c. The removal of the Chairman or Chief Executive officer of the Corporation and, until the third anniversary of the Merger, any proposed action by the Corporation that would result in a Change of Control (each, a "Category 3 Matter").

  4. Consideration of Corporate Matters.

  a. At any meeting of the Corporation's Board of Directors (whether or not held jointly with OPCO), the Corporation may (i) submit a Category 1 Matter to the consideration and vote of the Corporation's Board of Directors, irrespective of any consideration or vote by OPCO's Board of Directors, (ii) submit a Category 2 Matter to the consideration and vote of the Corporation's Board of Directors, with such matter requiring the majority vote of the Corporation's Board of Directors for approval, and (iii) submit a Category 3 Matter to the consideration and vote of the Corporation's Board of Directors, with such matter requiring a 66 2/3% vote of the Corporation's Board of Directors for approval.

  b. If the Corporation's Board of Directors at any such meeting that is not held jointly with OPCO's Board of Directors shall have approved any Category 2 Matter or Category 3 Matter, the Corporation's Board of Directors shall promptly provide notice (the "Board Notice") to OPCO in accordance with the terms of the Cooperation Agreement of the occurrence of such meeting and the Category 2 Matters or Category 3 Matters approved at such meeting. The Cooperation Committee shall convene promptly (in any event, within ten (10) business days) following the Corporation's Board of Directors meeting to consider the actions taken by the Corporation's Board of Directors. If the Cooperation Committee votes to approve the action taken by the Corporation's Board of Directors with respect to any such matter, then the action authorized by the Corporation's Board of Directors may be implemented without consideration of such matter by OPCO's Board of Directors. If the Cooperation Committee does not approve the action taken by the Corporation's Board of Directors, OPCO's Board of Directors may then hold a meeting within fifteen
(15) business days following receipt of the Board Notice to consider and vote upon the Category 2 Matters or Category 3 Matters approved by the Corporation's Board of Directors and during such period the action authorized by the Corporation's Board of Directors may not be implemented. In the event that OPCO's Board of Directors approves at such a meeting the action taken by the Corporation's Board of Directors or OPCO's Board of Directors does not hold a meeting within fifteen (15) business days following receipt of the Board Notice, the action authorized by the Corporation's Board of Directors may thereafter be implemented.

  c. In the event OPCO's Board of Directors holds a meeting within fifteen
(15) business days following receipt of the Board Notice but does not approve the action authorized by the Corporation's Board of Directors, the action authorized by the Corporation's Board of Directors may not be implemented. In such an event, the Cooperation Committee will convene promptly following the meeting of OPCO's Board of Directors to consider the contrary positions of the Corporation's Board of Directors and OPCO's Board of Directors and recommend a resolution of such contrary positions in connection with the reconsideration process described below (the "Reconsideration Process"). The Boards of Directors of the Corporation and OPCO will then follow the Reconsideration Process.

  d. At any joint meeting of the Boards of Directors of the Corporation and OPCO, in the event that the Corporation's Board of Directors approves a Category 2 Matter or Category 3 Matter but OPCO's Board of Directors does not, the action authorized by the Corporation's Board of Directors may not be implemented. The Cooperation Committee shall convene immediately following the joint meeting (unless a quorum of the Cooperation Committee is not present, in which case the Cooperation Committee shall convene as soon as practicable thereafter) to consider the votes of the Boards of Directors of the Corporation and OPCO taken at such meeting. The Boards of Directors of the Corporation and OPCO will then follow the Reconsideration Process described below.

  5. Reconsideration Process. Following any meeting of the Cooperation Committee as described above, the Corporation's Board of Directors may reconsider a Category 2 Matter at any subsequent meeting of the Corporation's Board of Directors and, if the Corporation's Board of Directors approves such matter by a majority vote at such subsequent meeting, then the Corporation's Board of Directors may take the action contemplated by such matter regardless of the position of OPCO's Board of Directors. Following any meeting of the Cooperation Committee as described above, the Corporation's Board of Directors may reconsider a Category 3 Matter at any subsequent meeting of the Corporation's Board of Directors and, if the Corporation's Board of Directors approves such matter by a 66 2/3% vote at such subsequent meeting, then the Corporation's Board of Directors may take the action contemplated by such matter (but only if OPCO's Board of Directors approves such matter by a majority vote in the case of a Change of Control).

  6. Change in Patriot's Line of Business. Until the third anniversary of the Merger, any Change in Patriot's Line of Business shall require a majority vote of OPCO's Board of Directors for approval.

  7. Hotel Acquisitions Committee. The Corporation shall establish with OPCO, as promptly as practicable following the closing of the Merger, and thereafter continue in effect as provided herein, a hotel acquisitions committee (the "Hotel Acquisitions Committee") to analyze, evaluate and consider potential acquisitions by the Corporation of hotel properties and related assets (which properties and related assets may consist of a portfolio of hotel properties and related assets, and which may be acquired in any form, such as by merger, asset acquisition or otherwise) ("Hotel Acquisitions"). The Hotel Acquisitions Committee shall have the sole power and authority to authorize the Corporation to enter into a binding agreement with respect to Hotel Acquisitions involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) not exceeding (with respect to each Hotel Acquisition or such series of Hotel Acquisitions as are reasonably likely to be considered an integrated transaction) 5% of the total combined market capitalization of the Corporation and OPCO (which for such purposes shall include, without limitation, the aggregate number of outstanding shares of Paired Equity, including equity securities of the Corporation or OPCO that are convertible into Paired Equity, and including limited partnership interests or units of Patriot OP or OPCO OP for which Paired Equity may be received upon redemption of such interests or units by the holders thereof, in each case valued at the market value for the underlying Paired Equity) computed as of the last business day of the month immediately preceding the month during which such Hotel Acquisition is to be authorized and based on the average closing sale price of a Paired Share over the five (5) trading days immediately preceding such business day. The members of the Hotel Acquisitions Committee shall be determined as provided in the Cooperation Agreement. Notwithstanding the foregoing, the Hotel Acquisitions Committee shall no longer have the power and authority described herein on and after the third anniversary of the Merger.

  8. Unpaired Equity Committee. The Unpaired Equity Committee shall be established jointly by the Corporation and OPCO. As used herein, the "Unpaired Equity Committee" means that committee whose members shall consist of (i) the Chairman of the Corporation's Board of Directors, (ii) the Chairman of OPCO's

Board of Directors, (iii) two designees of the Corporation from either the Corporation's or OPCO's Board of Directors and (iv) one designee of OPCO from either the Corporation's or OPCO's Board of Directors. Upon consummation of the Merger, the members of the Unpaired Equity Committee shall consist of (i) Paul A. Nussbaum until such time as he shall no longer serve as Chairman of the Corporation's Board of Directors and, after such time, the Chairman of the Corporation's Board of Directors, (ii) James D. Carreker until such time as he shall no longer serve as the Chairman of OPCO's Board of Directors and, after such time, the Chairman of OPCO's Board of Directors, (iii) two designees of the Corporation from either the Corporation's or OPCO's Board of Directors and
(iv) one designee of OPCO from either the Corporation's or OPCO's Board of Directors.

  9. Authority to Issue Unpaired Equity. The Corporation shall have the right to engage in an Issuance of Unpaired Equity only upon the affirmative vote of a majority of the members of the Corporation's Board of Directors.

  10. Limitation on Committees. For the term of the Cooperation Agreement, the formation by the Corporation's Board of Directors of either (i) an executive or similar committee of the Corporation's Board of Directors which is authorized to act upon any Category 2 Matter or Category 3 Matter or (ii) a nomination committee for the purpose of nominating directors shall require the approval of OPCO's Board of Directors.

  11. Voting by Directors. Any vote on any matter by the Board of Directors of the Corporation or the members of the Cooperation Committee, the Hotel Acquisitions Committee or the Unpaired Equity Committee provided for herein shall require for approval the affirmative vote of the applicable number or percentage of all of the members of either such Board of Directors then in office or the then existing members of any such committee, as the case may be.


                                      VI.

                            Limitation of Liability

  Neither a director of the Corporation, a member of OPCO's Board of Directors nor a member of any duly authorized and constituted committee of the Corporation or the Board of Directors of the Corporation, including without limitation, the Cooperation Committee, the Hotel Acquisition Committee and the Unpaired Equity Committee, shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or as such a member, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation, then the liability of the director of the Corporation or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

  Any repeal or modification of this Article VI by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director at the time of such repeal or modification.

                                     VII.

                          Maintenance of REIT Status

  For so long as the Board of Directors deems the maintenance of REIT status to be in the best interests of the Corporation, it shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders.

                                     VIII.

                          Related Person Transaction

  The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of this Corporation, which shall include the affirmative vote of at least 50% of the outstanding shares of capital stock held by shareholders other than a "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this Corporation with any Related Person; provided, however, that such 66 2/3% voting requirement shall not be applicable if the Business Combination was approved by the Board of Directors of the Corporation prior to the acquisition by such Related Person of the beneficial ownership of 5% or more of the outstanding shares of the capital stock of the Corporation.

  For purposes of this Article VIII:

    1. The term "Business Combination" shall mean (a) any merger, reorganization or consolidation of this Corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (c) any merger or consolidation of a Related Person with or into this Corporation or a subsidiary of this Corporation and (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to this Corporation or a subsidiary of this Corporation.

    2. The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (defined below), beneficially (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), owns in the aggregate five percent (5%) or more of the outstanding shares of the capital stock of this Corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include either Patriot American Hospitality Operating Company or any subsidiary of this Corporation.

    3. The term "substantial part of the assets" shall mean assets having a fair market value or book value, whichever is greater, equal to 25% or more of such value of the total assets as reflected on the most recent quarterly balance sheet of the Corporation as of a date no earlier than forty-five
  (45) days prior to any acquisition of such assets.

    4. Without limitation, any share of capital stock of this Corporation which any Related Person has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise shall be deemed beneficially owned by such Related Person.

  The provisions set forth in this Article VIII may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of this Corporation; provided, however, that if there is a Related Person (as defined herein), such 66 2/3% vote must include the affirmative vote of at least 50% of the outstanding shares of capital stock held by shareholders other than the Related Person.

                                      IX.

                              Amendment of Bylaws

  A. Amendment By the Board of Directors. Except as otherwise provided by law or this Certificate, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

  B. Amendment By the Stockholders. The Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

                                      X.

                   Amendment of Certificate of Incorporation

  Subject to Article VIII of this Certificate, the Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation; provided however, that any amendment, repeal or modification of Section F of Article V shall first require a 66 2/3% vote of the Corporation's Board of Directors and OPCO's Board of Directors.

     I, Rex E. Stewart, Executive Vice President and Chief Financial Officer of the Corporation, for the purpose of amending and restating the Corporation's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this 5th day of January, 1998.

                                           /s/ Rex E. Stewart
                                           ------------------------
                                               Rex E. Stewart
                                               Executive Vice President and
                                               Chief Financial Officer